Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Fourth Quarter 2019 Net Income and Announces Quarterly Dividend of $0.17 per Share

•Year of organic growth and successful acquisition of Baltimore-based Hamilton Bank in 2019 drives 23% growth in total assets to $2.4 billion
•Q4 net loan growth of $51 million, or 13% annually; commercial loan growth of 20% annualized; loan closings focused in second half of December that will provide 2020 benefit
•New Maryland team recruited in second half of year; produced Maryland loan growth of $17 million or 20% annualized in Q4, with Maryland commercial loan growth of 71% annualized
•Significant second half recruiting efforts lead to full year 72% growth in commercial relationship managers to 31 at year end; elevated salary and benefits costs in Q4 due to hiring related expenses and above trend health insurance expenses that is expected to moderate in 2020
•Q4 fee income of $7.0 million or 28% of revenues; wealth management revenue of $2.5 million, interchange income of $0.9 million, service fees of $1.1 million, mortgage banking of $1.3 million, loan swap referral fees of $0.6 million, and $0.7 million in other income with no security gains
•Net interest margin increased 7 basis points to 3.37% from prior quarter; falling rate pressure offset by balance sheet mix improvement efforts
•Deposit cost of funds fell 12 basis points from Q3 to Q4 to 1.02% due to repricing of deposits and mix improvement
•Book value per share grew 8.4% in 2019 to $19.93, with tangible book value per share (non-GAAP based financial measure) growing 5.5% to $17.65
•The Board of Directors declared a cash dividend of $0.17 per common share, payable February 10, 2020, to shareholders of record as of February 3, 2020, a 13.3% increase over the dividend declared in the previous quarter.
SHIPPENSBURG, PA (January 21, 2020) -- Orrstown Financial Services, Inc. ("Orrstown" or the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”) and Wheatland Advisors, Inc. ("Wheatland"), announced earnings for the three months and year ended December 31, 2019. Net income, including the impact of merger related and branch consolidation expenses, totaled $4.2 million for the fourth quarter of 2019, compared with $1.2 million for the fourth quarter of 2018. Net income, including the impact of merger related and branch consolidation expenses, for the year ended December 31, 2019 totaled $16.9 million, compared with $12.8 million for the same period in 2018. Diluted earnings per share totaled $0.38 and $1.61 for the quarter and year ended December 31, 2019, compared with $0.12 and $1.50 for the same periods in 2018. Earnings in 2019 were impacted by the acquisition of Mercersburg Financial Corporation ("Mercersburg"), completed on October 1, 2018, and Hamilton Bancorp, Inc. ("Hamilton"), completed on May 1, 2019.

Thomas R. Quinn, Jr., President & CEO, commented, “2019 was a year of growth and investment at Orrstown including the conversion of Mercersburg, the acquisition and conversion of Hamilton, and the hiring of team members across our franchise, all of which are intended to drive the future growth of the Company while improving profitability. We ended the year strong and are beginning to see tangible signs of progress toward our 2020 strategic priorities, as evidenced by our commercial loan growth and favorable deposit mix shift in the quarter. Our top priority will be to enhance the profitability of the bank through focus on continuation of growth in our relationship community bank, branch efficiency optimization, balance sheet mix optimization, and fee income growth, while never losing focus on the quality of the client experience. We view the steps taken throughout 2019 as laying a solid foundation for successful execution in 2020 and beyond."

Addressing Orrstown's role as a community bank, Mr. Quinn noted, "One of our core values at Orrstown is to be actively engaged in the communities we serve, whether through financial support or volunteer service, with area non-profits and other organizations. In 2019, we were pleased to provide nearly $750,000 to help over 300 of these valuable community partners carry out their important missions, such as youth mentorship, financial literacy skill development, health and human services, and educational improvement programs. Our associates also contributed more than 9,200 hours of their time throughout the year to lend their skills and talents to more than 400 organizations in our markets through board or committee service or volunteer engagements. As a community bank, these efforts are central to our mission and play a key role in our continued success."

MERGER AND ACQUISITION and BRANCH CONSOLIDATION ACTIVITY

The Company incurred merger related expenses totaling $0 and $8.0 million for the quarter and year ended December 31, 2019, representing principally data processing contract termination costs, employee contract termination costs and legal and consulting fees for the Hamilton acquisition and system conversion expenses for both the Mercersburg and Hamilton acquisitions, all of which are included in noninterest expenses. The Company also recorded $1.0 million in expense related to the previously announced consolidation of 5 branch locations, representing severance benefits for impacted employees, lease terminations costs, owned real estate write downs and other branch exit related expenses. The consolidations are on schedule and expected to be completed in January 2020.

DISCUSSION OF RESULTS

Balance Sheet

Loans
Due to the significant addition of commercial relationship managers, period end loans grew $51 million, or 13% annualized, in the fourth quarter of 2019 as compared with the third quarter of 2019. Commercial loans grew $47 million, or 20% annualized, in the quarter with much of the closing activity focused in the latter half of December. Home equity loans grew $4 million in the fourth quarter, or 10% annualized, as a result of a successful marketing and outreach campaign. Mortgage loan originations were solid, but the Company continues to sell most of its loan production in the secondary market. Mortgage loan outstandings on the balance sheet fell $17 million, or 20% annualized, in the quarter as the Company continues to execute its balance sheet mix optimization strategy. Installment loan growth of $12 million in the quarter included an early fourth quarter purchase of $14 million of auto loans. This was the continuation of a short term strategy to deploy some excess cash into short duration, high quality earning assets.

Deposits
Total core (nonmaturity) deposits increased $9 million in the fourth quarter, or 2.7% annualized, to $1.35 billion. The cost of core deposits fell 3 basis points to 0.64% due to some reductions in interest-bearing core deposit rates in the quarter. Time deposits, net of brokered and subscription accounts, fell $4 million in the quarter, or 3.3% annualized, primarily in the Maryland market. The loan to deposit ratio increased in the quarter from 83% to 88% due to the planned runoff in brokered and subscription deposits of $54 million, combined with loan growth of $51 million. The Company will selectively use brokered channels as needed and is targeting a 90-95% loan to deposit ratio over the long term.

Other
Borrowings increased by $118 million in the quarter, as the Company made progress towards longer term objectives of balance sheet mix optimization along with managing to a 90-95% loan to deposit target. Investment securities increased by $14 million as excess cash flows were invested into securities early in the fourth quarter. As the Company continues to execute its plan to grow relationship loans, it will look to reduce its investment portfolio concentration to fund some of this loan growth either through scheduled paydowns or through sales. Total assets grew by $70 million in the quarter with much of the growth occurring in the last several weeks of the quarter. We expect limited total balance sheet growth in 2020 as the Company reinvests lower margin investments and mortgages into relationship commercial and consumer loans.

Income Statement

Net Interest Income and Margin
Net interest income totaled $17.9 million in the fourth quarter of 2019 compared with $18.1 million in the third quarter of 2019. Average interest-earning assets fell by $65 million in the quarter while the net interest margin increased by 7 basis points to 3.37%. Factors impacting this quarterly change were balance sheet mix optimization efforts (an average interest bearing cash reduction favorably impacted margin by 10 basis points), a previous period one-time termination expense for early termination of brokered deposits (favorably impacted margin by 4 basis points) and other factors, including the negative impacts of an asset sensitive balance sheet (negatively impacted margin by 7 basis points).

The Company focused on improving the balance sheet mix in this low rate environment to preserve net interest margin. Tangible indications of these efforts in the quarter included an average cash reduction of $74 million, an average mortgage loans reduction of $20 million, and an average commercial loans increase of $8 million, while average brokered deposits decreased $80 million. Ending period loans were higher than average loans by $38 million, which will provide a benefit to Q1 2020 net interest income.

An early termination expense for brokered deposits, totaling $0.2 million in the third quarter of 2019, was not repeated in fourth quarter results. Lastly, the Company has an asset sensitive balance sheet with concentrations in variable rate commercial loans and investment securities. It also has significant concentrations in core deposits with a low cost of funds. With this profile, the Company will normally experience net interest margin pressure as interest rates fall and net interest margin expansion as rates rise. If the external environment continues to favor low interest rates, the Company will continue to focus on mix optimization to preserve margin, while also obtaining its fair share of rate sensitive fee revenues from mortgage loans to be sold in the secondary market and loan swap referral income for commercial real estate clients.

Asset Quality
The allowance for loan losses totaled $14.7 million at December 31, 2019, compared with $14.8 million at September 30, 2019. Asset quality trends continue to exhibit low levels of charge-offs and non-performing loans; the provision for loan losses totaled $0 in the fourth quarter for 2019, compared with $300,000 in the third quarter of 2019. Management believes the allowance for loan losses to total loans ratio remains adequate at 0.89% at December 31, 2019. At September 30, 2019, the allowance for loan losses to total loans ratio totaled 0.93%.

Net charge-offs remained low in the quarter ended December 31, 2019 and totaled $154,000, equating to 0.04% annualized as compared with net recoveries totaling $49,000, or (0.01%) annualized, in the previous quarter. Nonperforming loans increased $4 million in the fourth quarter, due principally to a downgrade of one commercial relationship, and totaled 0.65% of loans at December 31, 2019, compared with 0.44% of loans at September 30, 2019. The Company has also experienced some mild credit quality migration to lower ratings in the acquired portfolios, but continues to believe that this is normal acquisition-related activity, and it is anticipated that this migration will slow in the coming quarters as the Company works through the acquired loan portfolios. Overall, asset quality continues to be solid and the allowance for loan losses to nonperforming loans ratio ended the quarter at 208%.

Noninterest Income
Noninterest income for the quarter ended December 31, 2019, excluding securities gains, totaled $7.0 million, compared with $6.3 million in the third quarter of 2019. The Company continues to focus on growth in relationship fee-based revenue for commercial and retail clients.

Total wealth management income for the quarter ended December 31, 2019 totaled $2.5 million, which is flat with the previous quarter. The Company continues to look to build this business over the coming years and has recently begun efforts to offer wealth management products in the acquired Hamilton Bank market in Maryland.

In the fourth quarter of 2019, service charges totaled $1.1 million and interchange income on debit cards totaled $0.9 million, which are flat with the previous quarter. These stable sources of fee revenue should grow over time as we add retail and commercial clients. In the fourth quarter, approximately 18% of service charges were from cash management services. Growth in these sources is an area of opportunity and focus in future years.

Mortgage banking income for the quarter ended December 31, 2019 increased by $0.7 million to $1.3 million. In the third quarter of 2019, a $205,000 impairment charge was recognized due to decreasing interest rates on the mortgage servicing asset. In the fourth quarter, $170,000 of this impairment was recovered due to an increase in interest rates. Loans sold in the quarter totaled $32.8 million compared with $34.4 million in the previous quarter. With interest rates at low levels and recent market expansion efforts, the Company sees an opportunity to increase market share with our existing clients by increasing our focus on branch referrals and local market outreach efforts.

Loan swap referral fees totaled $0.6 million in the fourth quarter of 2019, which is flat with the previous quarter. In mid- 2019, the Company began offering interest rate hedging products through a third party whereby it receives a fee at closing, for primarily commercial real estate credits. With our market expansion efforts and building of our experienced relationship manager team, we added this product to better serve our clients. This fee revenue will fluctuate from quarter to quarter, but we continue to see client demand to fix their loan interest rates in this current rate environment.

Noninterest Expenses
Noninterest expenses totaled $19.7 million in the fourth quarter of 2019 compared with $18.1 million in the third quarter. Fourth quarter 2019 results include $1.0 million of branch consolidation expenses and third quarter 2019 includes $0.5 million of merger related charges.

Salaries and employee benefits totaled $11.4 million in the fourth quarter of 2019 as compared with $10.5 million in the previous quarter. $0.4 million of this increase was due to higher than average health insurance expenses under the Company's self-insured group health plan. This expense may fluctuate from quarter to quarter, but it is anticipated that health insurance expenses will decline to normalized levels in future quarters. The remaining variance of $0.5 million is due primarily to the costs associated with the recruitment of new relationship managers and secondarily for increases in incentives for new business. The recruitment efforts and related expenses were elevated in the fourth quarter and it is anticipated that these costs will decrease in coming quarters.

Fourth quarter 2019 expense for advertising increased by $0.3 million from the previous quarter due to an increase in charitable contributions. The Company received certain tax credits associated with a portion of these increased contributions which allowed the Company to reduce its Pennsylvania bank shares tax expense, included in taxes other than income, by $0.2 million in the fourth quarter.

FDIC insurance expense reflects credits received in the fourth quarter of 2019, similar to those received in the third quarter, under the FDIC's regulations to provide credits, when the reserve ratio reaches 1.38 percent, to banks with consolidated assets under $10 billion. The Company expects FDIC insurance expense to increase after its available credits partially reduce first quarter 2020 expense.

Income Taxes
The Company's effective tax rate for 2019 was 13.8% compared with 11.4% for 2018 and generally reflected increased profitability. The Company's effective tax rate is significantly less than the 21% federal statutory rate due to tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies, as well as tax credits. In 2019, the Company recorded a tax benefit of $0.2 million, or approximately $0.02 per diluted share, related to a favorable tax law clarification concerning the treatment of life insurance assets of an acquired entity and a tax benefit of $0.3 million, or approximately $0.03 per diluted share, related to an increase in its deferred state income tax asset for the effect of the state tax rate change resulting from the Hamilton acquisition. These tax benefit items had the effect of lowering the effective tax rate for 2019 by approximately 2.6%.

Capital

Shareholders’ equity totaled $223 million at December 31, 2019, an increase of $50 million from $173 million at December 31, 2018. The increase was attributable to the issuance of shares of the Company's common stock in connection with the acquisition of Hamilton, growth in retained earnings, and an improvement in accumulated other comprehensive loss from changes in net unrealized gains and losses in securities available for sale.

Investor Relations Contact:	Media Contact:
Matthew C. Schultheis, CFA	Luke Bernstein
Director Strategic Planning and Investor Relations	Corporate Communications Officer
Phone (717) 510-7127	Phone (717) 510-7107

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts )	2019	2018	2019	2018

Profitability for the period:
Net interest income	$17,941	$14,750	$69,295	$52,156
Provision for loan losses	0	200	900	800
Noninterest income	7,030	5,015	28,541	21,024
Noninterest expenses	19,709	18,283	77,302	57,935
Income before income taxes	5,262	1,282	19,634	14,445
Income tax expense	1,028	130	2,710	1,640
Net income available to common shareholders	$4,234	$1,152	$16,924	$12,805

Financial ratios:
Return on average assets (1)	0.72%	0.24%	0.76%	0.75%
Return on average equity (1)	7.53%	2.70%	8.21%	8.56%
Net interest margin (1)	3.37%	3.35%	3.43%	3.31%
Efficiency ratio	72.7%	76.6%	71.1%	74.0%
Income per common share:
Basic	$0.39	$0.13	$1.63	$1.53
Diluted	$0.38	$0.12	$1.61	$1.50

Average equity to average assets	9.60%	8.85%	9.26%	8.75%

(1) Quarterly ratios are annualized.

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	December 31,	December 31,
	2019	2018
At period-end:
Total assets	$2,383,274	$1,934,388
Total deposits	1,875,522	1,558,756
Loans, net of allowance for loan losses	1,629,675	1,233,643
Loans held-for-sale	9,138	3,340
Securities available for sale	490,386	465,844
Borrowings	217,936	147,519
Subordinated notes	31,847	31,859
Shareholders' equity	223,249	173,433

Credit quality and capital ratios (1):
Allowance for loan losses to total loans	0.89%	1.12%
Total nonaccrual loans to total loans	0.65%	0.41%
Nonperforming assets to total assets	0.46%	0.27%
Allowance for loan losses to nonaccrual loans	138%	271%
Total risk-based capital:
Orrstown Financial Services, Inc.	14.0%	15.6%
Orrstown Bank	13.4%	13.4%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	11.3%	12.0%
Orrstown Bank	12.4%	12.3%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	11.3%	12.0%
Orrstown Bank	12.4%	12.3%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.5%	8.4%
Orrstown Bank	9.4%	8.6%

Book value per common share	$19.93	$18.39

(1) Capital ratios are estimated, subject to regulatory filings

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts )	December 31, 2019	December 31, 2018
Assets
Cash and due from banks	$25,969	$26,156
Interest-bearing deposits with banks	30,493	45,664
Federal funds sold	0	16,995
Cash and cash equivalents	56,462	88,815
Restricted investments in bank stocks	16,184	10,842
Securities available for sale	490,386	465,844
Loans held for sale	9,138	3,340
Loans	1,644,330	1,247,657
Less: Allowance for loan losses	(14,655)	(14,014)
Net loans	1,629,675	1,233,643
Premises and equipment, net	37,524	38,201
Cash surrender value of life insurance	63,613	41,327
Goodwill	19,925	12,592
Other intangible assets, net	7,180	3,910
Accrued interest receivable	6,040	5,927
Other assets	47,147	29,947
Total assets	$2,383,274	$1,934,388
Liabilities
Deposits:
Noninterest-bearing	$249,450	$204,843
Interest-bearing	1,626,072	1,353,913
Total deposits	1,875,522	1,558,756
Short-term borrowings	154,869	64,069
Long-term debt	63,067	83,450
Subordinated notes	31,847	31,859
Accrued interest and other liabilities	34,720	22,821
Total liabilities	2,160,025	1,760,955
Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	0	0
Common stock, no par value—$0.05205 stated value per share 50,000,000 shares authorized; 11,220,604 and 9,439,255 shares issued; 11,199,874 and 9,430,224 shares outstanding	584	491
Additional paid—in capital	188,365	151,678
Retained earnings	35,246	24,472
Accumulated other comprehensive loss	(480)	(2,972)
Treasury stock—common, 20,730 and 9,031 shares, at cost	(466)	(236)
Total shareholders’ equity	223,249	173,433
Total liabilities and shareholders’ equity	$2,383,274	$1,934,388

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(In thousands, except per share amounts )	2019	2018	2019	2018
Interest income
Loans	$20,083	$14,874	$75,071	$50,632
Investment securities - taxable	3,572	3,104	14,530	10,858
Investment securities - tax-exempt	271	1,016	2,054	3,850
Short-term investments	102	158	1,339	327
Total interest income	24,028	19,152	92,994	65,667
Interest expense
Deposits	4,908	3,439	19,310	10,229
Short-term borrowings	307	480	623	1,577
Long-term debt	371	410	1,779	1,632
Subordinated notes	501	73	1,987	73
Total interest expense	6,087	4,402	23,699	13,511
Net interest income	17,941	14,750	69,295	52,156
Provision for loan losses	0	200	900	800
Net interest income after provision for loan losses	17,941	14,550	68,395	51,356
Noninterest income
Service charges	1,119	1,042	4,209	4,140
Interchange Income	859	774	3,281	2,821
Loan swap referral fees	568	0	1,197	0
Wealth management income	2,478	2,060	9,681	8,611
Mortgage banking activities	1,306	614	3,049	2,663
Other income	682	410	2,375	1,783
Investment securities gains	18	115	4,749	1,006
Total noninterest income	7,030	5,015	28,541	21,024
Noninterest expenses
Salaries and employee benefits	11,407	9,037	39,495	32,524
Occupancy, furniture and equipment	2,433	1,934	9,048	7,163
Data processing, telephone, and communication	1,136	1,010	4,406	3,427
Advertising and bank promotions	619	694	1,967	1,592
FDIC insurance	(30)	174	367	681
Professional services	876	343	2,954	1,847
Taxes other than income	92	251	1,018	1,012
Intangible asset amortization	475	214	1,571	286
Merger related and branch consolidation expenses	988	2,724	8,964	3,197
Insurance claim receivable write off	0	0	615	0
Other operating expenses	1,713	1,902	6,897	6,206
Total noninterest expenses	19,709	18,283	77,302	57,935
Income before income tax expense	5,262	1,282	19,634	14,445
Income tax expense	1,028	130	2,710	1,640
Net income	$4,234	$1,152	$16,924	$12,805

Share information:
Basic earnings per share	$0.39	$0.13	$1.63	$1.53
Diluted earnings per share	$0.38	$0.12	$1.61	$1.50
Weighted average shares - basic	10,966	9,154	10,362	8,360
Weighted average shares - diluted	11,097	9,316	10,514	8,537

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	12/31/2019			09/30/19			06/30/19			03/31/19			12/31/2018
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$21,895	$102	1.84%	$96,212	$561	2.31%	$84,843	$503	2.38%	$29,108	$173	2.41%	$29,124	$158	2.15%
Securities (1)	504,072	3,916	3.08	496,482	4,177	3.34	496,803	4,479	3.62	499,755	4,558	3.70	506,891	4,390	3.44
Loans (1)(2)(3)	1,606,608	20,207	4.99	1,604,491	20,306	5.02	1,497,445	19,782	5.30	1,257,654	15,273	4.93	1,239,998	14,993	4.80
Total interest-earning assets	2,132,575	24,225	4.51	2,197,185	25,044	4.52	2,079,091	24,764	4.78	1,786,517	20,004	4.54	1,776,013	19,541	4.37
Other assets	191,585			193,946			175,566			137,802			134,897
Total	$2,324,160			$2,391,131			$2,254,657			$1,924,319			$1,910,910
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$955,975	2,136	0.89	$954,824	2,206	0.92	$922,612	2,062	0.90	$845,092	1,850	0.89	$851,686	1,752	0.82
Savings deposits	142,524	55	0.15	151,692	81	0.21	146,063	81	0.22	114,314	43	0.15	114,307	44	0.15
Time deposits (4)	559,486	2,717	1.93	658,587	3,508	2.11	575,660	2,749	1.92	403,095	1,822	1.83	384,559	1,643	1.70
Short-term borrowings	65,767	307	1.85	10,497	39	1.48	9,594	34	1.41	42,124	243	2.34	74,310	480	2.56
Long-term debt	63,122	371	2.33	74,524	433	2.30	97,161	532	2.19	88,076	443	2.04	83,504	410	1.95
Subordinated notes	31,839	501	6.23	31,826	490	6.10	31,819	499	6.28	31,886	497	6.32	4,517	73	6.41
Total interest-bearing liabilities	1,818,713	6,087	1.33	1,881,950	6,757	1.42	1,782,909	5,957	1.34	1,524,587	4,898	1.30	1,512,883	4,402	1.15
Noninterest-bearing demand deposits	247,107			252,211			235,046			202,365			208,582
Other	35,282			35,720			31,692			23,310			20,236
Total Liabilities	2,101,102			2,169,881			2,049,647			1,750,262			1,741,701
Shareholders' Equity	223,058			221,250			205,010			174,057			169,209
Total	$2,324,160			$2,391,131			$2,254,657			$1,924,319			$1,910,910
Taxable-equivalent net interest income / net interest spread		18,138	3.18%		18,287	3.10%		18,807	3.44%		15,106	3.24%		15,139	3.21%
Taxable-equivalent net interest margin			3.37%			3.30%			3.63%			3.43%			3.38%
Taxable-equivalent adjustment		(197)			(208)			(292)			(346)			(389)
Net interest income		$17,941			$18,079			$18,515			$14,760			$14,750
Ratio of average interest-earning assets to average interest-bearing liabilities			117%			117%			117%			117%			117%

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
(continued)
	Year Ended
	December 31, 2019			December 31, 2018
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$58,100	$1,339	2.30%	$16,442	$327	1.99%
Securities (1)	499,282	17,130	3.43	479,517	15,731	3.28
Loans (1)(2)(3)	1,492,815	75,568	5.06	1,100,626	51,026	4.64
Total interest-earning assets	2,050,197	94,037	4.59	1,596,585	67,084	4.20
Other assets	174,924			114,012
Total	$2,225,121			$1,710,597
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$920,025	8,253	0.90	$767,863	4,968	0.65
Savings deposits	138,761	261	0.19	102,189	159	0.16
Time deposits (4)	549,937	10,796	1.96	324,118	5,102	1.57
Short-term borrowings	32,001	623	1.95	81,172	1,577	1.94
Long-term debt	80,636	1,779	2.21	83,640	1,632	1.95
Subordinated notes	31,842	1,987	6.24	1,139	73	6.41
Total interest-bearing liabilities	1,753,202	23,699	1.35	1,360,121	13,511	0.99
Noninterest-bearing demand deposits	234,354			183,387
Other	31,544			17,427
Total Liabilities	2,019,100			1,560,935
Shareholders' Equity	206,021			149,662
Total	$2,225,121			$1,710,597
Taxable-equivalent net interest income / net interest spread		70,338	3.24%		53,573	3.21%
Taxable-equivalent net interest margin			3.43%			3.36%
Taxable-equivalent adjustment		(1,043)			(1,417)
Net interest income		$69,295			$52,156
Ratio of average interest-earning assets to average interest-bearing liabilities			117%			117%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable, prior periods have been adjusted to include these fees.
(4) For the three months ended September 30, 2019, expenses associated with the early redemption of brokered time deposits totaled $215,000, and increased the cost of funds by 13 basis points.For the year ended December 31, 2019, these expenses totaled $215,000, and increased the cost of funds by 3 basis points.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands, except per share amounts )	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Profitability for the quarter:
Net interest income	$17,941	$18,079	$18,515	$14,760	$14,750
Provision for loan losses	0	300	200	400	200
Noninterest income	7,030	8,602	7,774	5,135	5,015
Noninterest expenses	19,709	18,140	23,292	16,161	18,283
Income before income taxes	5,262	8,241	2,797	3,334	1,282
Income tax expense	1,028	1,340	110	232	130
Net income	$4,234	$6,901	$2,687	$3,102	$1,152

Financial ratios:
Return on average assets (1)	0.72%	1.15%	0.48%	0.65%	0.24%
Return on average equity (1)	7.53%	12.37%	5.26%	7.23%	2.70%
Net interest margin (1)	3.37%	3.30%	3.63%	3.43%	3.38%
Efficiency ratio	72.7%	70.4%	65.4%	77.2%	76.6%

Per share information :
Income per common share:
Basic	$0.39	$0.63	$0.26	$0.34	$0.13
Diluted	$0.38	$0.62	$0.26	$0.33	$0.12
Book value	$19.93	$20.00	$19.59	$18.89	$18.39
Tangible book value (2)	$17.65	$17.67	$17.27	$17.25	$16.73
Cash dividends paid	$0.15	$0.15	$0.15	$0.15	$0.13
Average basic shares	10,966	10,949	10,349	9,160	9,154
Average diluted shares	11,097	11,094	10,514	9,326	9,316
(1) Annualized.
(2) Non-GAAP based financial measure. Please refer to Appendix B - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Noninterest income:
Service charges	$1,119	$1,110	$1,078	$902	$1,042
Interchange Income	859	843	843	736	774
Loan swap referral fees	568	629	0	0	0
Wealth management income	2,478	2,546	2,421	2,236	2,060
Mortgage banking activities	1,306	623	652	468	614
Other income	682	523	716	454	410
Investment securities gains	18	2,328	2,064	339	115
Total noninterest income	$7,030	$8,602	$7,774	$5,135	$5,015

Noninterest expenses:
Salaries and employee benefits	$11,407	$10,489	$8,922	$8,677	$9,037
Occupancy, furniture and equipment	2,433	2,385	2,206	2,024	1,934
Data processing, telephone, and communication	1,136	1,028	1,260	982	1,010
Advertising and bank promotions	619	279	548	521	694
FDIC insurance	(30)	(9)	221	185	174
Professional services	876	814	707	557	343
Taxes other than income	92	306	314	306	251
Intangible asset amortization	475	486	402	208	214
Merger related and branch consolidation expenses	988	471	6,860	645	2,724
Insurance claim receivable write off	0	0	0	615	0
Other operating expenses	1,713	1,891	1,852	1,441	1,902
Total noninterest expenses	$19,709	$18,140	$23,292	$16,161	$18,283

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Balance Sheet at quarter end:
Cash and cash equivalents	$56,462	$50,923	$116,879	$77,217	$88,815
Restricted investments in bank stocks	16,184	11,399	10,105	10,292	10,842
Securities available for sale	490,386	481,120	496,930	490,221	465,844
Loans:	9,138	7,610	7,152	4,787	3,340
Commercial real estate:
Owner occupied	170,884	171,327	170,272	123,100	129,650
Non-owner occupied	361,050	310,334	298,989	264,869	252,794
Multi-family	106,893	108,751	93,342	83,009	78,933
Non-owner occupied residential	120,038	120,395	121,364	101,312	100,367
Commercial and industrial	214,554	215,734	219,551	169,651	160,964
Total commercial loans	973,419	926,541	903,518	741,941	722,708
Acquisition and development:
1-4 family residential construction	15,865	12,257	12,801	6,361	7,385
Commercial and land development	41,538	38,494	57,027	49,784	42,051
Municipal	47,057	47,920	48,358	50,599	50,982
Residential mortgage:
First lien	336,372	353,811	363,946	231,243	235,296
Home equity – term	14,030	15,175	15,989	11,828	12,208
Home equity – lines of credit	165,314	159,930	157,645	143,308	143,616
Installment and other loans	50,735	38,977	42,386	30,475	33,411
Total loans	1,644,330	1,593,105	1,601,670	1,265,539	1,247,657
Allowance for loan losses	(14,655)	(14,809)	(14,460)	(14,283)	(14,014)
Net loans held-for-investment	1,629,675	1,578,296	1,587,210	1,251,256	1,233,643
Goodwill	19,925	19,925	19,621	12,592	12,592
Other intangible assets, net	7,180	7,654	8,140	3,702	3,910
Total assets	2,383,274	2,313,677	2,399,508	1,973,283	1,934,388
Total deposits	1,875,522	1,923,454	2,015,541	1,620,696	1,558,756
Borrowings	217,936	99,770	92,634	112,935	147,519
Subordinated notes	31,847	31,834	31,821	31,810	31,859
Total shareholders' equity	223,249	223,493	219,868	179,167	173,433

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Capital and credit quality measures (1):
Total risk-based capital:
Orrstown Financial Services, Inc	14.0%	14.5%	14.1%	15.3%	15.6%
Orrstown Bank	13.4%	13.6%	13.0%	13.2%	13.4%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc	11.3%	11.6%	11.2%	11.9%	12.0%
Orrstown Bank	12.4%	12.7%	12.1%	12.1%	12.3%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc	11.3%	11.6%	11.2%	11.9%	12.0%
Orrstown Bank	12.4%	12.7%	12.1%	12.1%	12.3%
Tier 1 leverage capital:
Orrstown Financial Services, Inc	8.5%	8.2%	8.5%	8.5%	8.4%
Orrstown Bank	9.4%	8.9%	8.6%	8.6%	8.6%

Average equity to average assets	9.60%	9.25%	9.09%	9.05%	8.85%
Allowance for loan losses to total loans	0.89%	0.93%	0.90%	1.13%	1.12%
Total nonaccrual loans to total loans	0.65%	0.44%	0.27%	0.37%	0.41%
Nonperforming assets to total assets	0.46%	0.33%	0.21%	0.26%	0.27%
Allowance for loan losses to nonaccrual loans	138%	214%	330%	301%	271%

Other information:
Net charge-offs (recoveries)	$154	$(49)	$23	$131	$(2)
Classified loans	40,808	37,535	27,742	17,782	19,840
Nonperforming and other risk assets:
Nonaccrual loans (cash basis)	10,657	6,931	4,387	4,743	5,165
Other real estate (OREO)	197	642	735	454	130
Total nonperforming assets	10,854	7,573	5,122	5,197	5,295
Restructured loans still accruing	979	1,042	1,104	1,116	1,132
Loans past due 90 days or more and still accruing	2,232	2,982	1,661	295	57
Total nonperforming and other risk assets	$14,065	$11,597	$7,887	$6,608	$6,484
(1) Capital ratios are estimated, subject to regulatory filings.

Appendix A- Supplemental Reporting of Unusual Items

The following table presents unusual items that impacted each period shown. These items are presented to enable investors to better understand the magnitude of certain significant items on reported GAAP results in the context of the Company's growth and acquisition activities.

	Three Months Ended					Year Ended
	12/31/2019	9/30/19	6/30/19	3/31/2019	12/31/2018	12/31/2019	12/31/2018
(In thousands)
Pretax Items
Merger related expenses	$0	$(471)	$(6,860)	$(645)	$0	$(7,976)	$(3,197)
Branch consolidation expenses	(988)	0	0	0	0	(988)	0
Net securities gains	18	2,328	2,064	339	115	4,749	1,006
Accelerated payoff of brokered deposits and borrowings penalty	0	223	0	0	0	223	0
Life insurance proceeds	0	0	255	0	0	255	242
Restricted stock forfeiture expense benefit	0	0	350	0	0	350	262
Accretion - recoveries on purchased credit impaired loans	109	21	715	0	0	845	0
Insurance claim receivable write-off	0	0	0	(615)	0	(615)	0

Income Tax Expense Items
Tax benefit from state deferred tax asset rate change	0	0	334	0	0	334	0
Tax benefit from acquired life insurance assets	0	0	0	185	0	185	0

Appendix B- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
As a result of acquisitions, the Company has intangible assets consisting of goodwill and core deposit and other intangible assets totaling $27.1 million and $16.5 million at December 31, 2019 and December 31, 2018.
Management believes providing certain “non-GAAP” financial information will assist investors in their understanding of the effect of acquisition activity on reported results, particularly to overcome comparability issues related to the influence of intangibles (principally goodwill) created in acquisitions.
Tangible book value per share and net interest margin excluding the impact of purchase accounting, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

The following table presents the computation of each non-GAAP based measure shown together with its most directly comparable GAAP based measure.

(in thousands, except per share information)
Tangible Book Value per Common Share	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Shareholders' equity	$223,249	$223,493	$219,868	$179,167	$173,433
Less: Goodwill	19,925	19,925	19,621	12,592	12,592
Other intangible assets	7,180	7,654	8,140	3,702	3,910
Related tax effect	(1,508)	(1,607)	(1,709)	(777)	(804)
Tangible common equity (non-GAAP)	$197,652	$197,521	$193,816	$163,650	$157,735

Common shares outstanding	11,200	11,175	11,224	9,485	9,430

Book value per share (most directly comparable GAAP based measure)	$19.93	$20.00	$19.59	$18.89	$18.39
Intangible assets per share	2.28	2.33	2.32	1.64	1.66
Tangible book value per share (non-GAAP)	$17.65	$17.67	$17.27	$17.25	$16.73

		Three Months Ended
(dollars in thousands)		December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018
Taxable-Equivalent Net Interest Margin (excluding the effect of purchase accounting)
Taxable-equivalent net interest income/margin, as reported		$18,138	3.37%	$18,287	3.30%	$18,807	3.63%	$15,106	3.43%	$15,139	3.38%
Effect of purchase accounting:
Loans	Income	(1,241)	(0.36)%	(879)	(0.27)%	(1,385)	(0.43)%	(253)	(0.12)%	(335)	(0.24)%
Time deposits	Expense	32	0.02%	36	0.02%	24	0.01%	(9)	(0.01)%	(10)	(0.01)%
Purchase accounting effect on taxable-equivalent income/margin		(1,273)	(0.26)%	(915)	(0.19)%	(1,409)	(0.30)%	(244)	(0.07)%	(325)	(0.09)%
Taxable-equivalent net interest income/margin (excluding the effect of purchase accounting) (non-GAAP)		$16,865	3.11%	$17,372	3.11%	$17,398	3.33%	$14,862	3.36%	$14,814	3.29%

		Year Ended
(dollars in thousands)		December 31, 2019		December 31, 2018
Taxable-Equivalent Net Interest Margin (excluding the effect of purchase accounting)
Taxable-equivalent net interest income/margin, as reported		$70,338	3.43%	$53,573	3.36%
Effect of purchase accounting:
Loans	Income	(3,758)	(0.30)%	(335)	(0.04)%
Time deposits	Expenses	83	0.02%	(10)	0.00%
Purchase accounting effect on taxable-equivalent income/ margin		(3,840)	(0.21)%	(325)	(0.01)%
Taxable-equivalent net interest income/margin (excluding the effect of purchase accounting) (non-GAAP)		$66,497	3.22%	$53,248	3.33%

About the Company

With almost $2.4 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiaries, Orrstown Bank and Wheatland Advisors, Inc., provide a wide range of consumer and business financial services through banking and financial advisory offices in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com. For more information about Wheatland Advisors, Inc., visit www.wheatlandadvisors.com.

Cautionary Note Regarding Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will be able to continue to successfully execute on our strategic growth plan into Dauphin, Lancaster, York and Berks counties, Pennsylvania, and the greater Baltimore market in Maryland, with newer markets continuing to be receptive to our community banking model; to take advantage of market disruption; to experience sustained growth in loans and deposits or maintain the momentum experienced to date from these actions; and to realize cost savings from our branch consolidation efforts. Factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatilities in the securities markets; deteriorating economic conditions; expenses associated with pending litigation and legal proceedings; and other risks and uncertainties, including those set forth under the heading "Risk Factors" in the Company's 2018 Annual Report on Form 10-K and subsequent filings. The foregoing list of factors is not exhaustive.

If one or more events related to these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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